Exhibit (3)(ii)
                                     BY-LAWS
                                       of
                             A. O. SMITH CORPORATION
                                   __________

                                    ARTICLE I

                                      SEAL

        The board of directors shall provide a suitable seal for the corporation which shall remain in the custody of the secretary. The board may authorize any other officer of the corporation to keep and use a duplicate seal.

   ARTICLE II

   STOCK

        SECTION 1. Certificates For Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and shall be sealed with the seal of the Corporation or a facsimile thereof. Such signatures upon a certificate may be facsimiles if the certificate is countersigned by the transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        SECTION 2. Uncertified Shares. The Board of Directors hereby authorizes the issuance of any shares of its classes or series without certificates to the full extent that the Secretary of the Corporation determines that such issuance is allowed by applicable law and rules of the New York Stock Exchange, any such determination to be conclusively evidenced by the delivery to the Corporation's transfer agent and registrar by the Secretary of a certificate referring to this by-law and providing instructions of the Secretary to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation.

        SECTION 3. Fixing Record Date. For the purpose of determining the stockholders entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof; or (b) receive payment of any dividend or allotment of any rights; or (c) take any other action, the board of directors may fix a date not more than sixty nor less than ten days prior to the date of such meeting, nor more than sixty days prior to the payment of such dividend or the proposed taking of such other action, as the record date as of which the stockholders entitled to notice of and to vote at such meeting or to receive such dividend or take any such other action shall be determined.

        SECTION 4. Dividends. The board of directors may declare dividends at any time from the corporation's surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

   ARTICLE III

   STOCKHOLDERS' MEETINGS

        SECTION 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held each year at the location, date and time as the Board of Directors shall determine by resolution. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

        SECTION 2. Special Meetings. Special meetings of the stockholders shall be called by the secretary upon written request of the chairman of the board, the chief executive officer, the president or of three directors; and shall be held at such site (as shall be fixed by the chairman of the board in writing to the secretary) and such place therein as shall be designated in the notice thereof. No business other than that specified in the call therefor shall be considered at any special meeting.

        SECTION 3. Notice. Notice of the annual and each special meeting, stating the purpose thereof, shall be mailed to each stockholder entitled to vote at such meeting at his post office address as the same appears on the records of the corporation or of its transfer agent or agents, not less than ten nor more than sixty days before such meeting.

        SECTION 4. Quorum. A majority of the outstanding stock of the corporation entitled to vote, represented by the holders of record thereof, in person or by proxy, shall constitute a quorum at any meeting of stockholders; but less than a quorum may adjourn the meeting from time to time, and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been held as originally called.

        SECTION 5. Proxies. Any stockholder entitled to a vote at a meeting of the stockholders may be represented and vote thereat by proxy, appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and submitted to the secretary at or before such meeting.

        SECTION 6. Voting by Stockholders. The election of directors by stockholders shall be conducted by two inspectors of election appointed by the chairman of the board, the chief executive officer, the president or any vice president. The vote in elections of directors and, upon demand of a stockholder present in person or by proxy, the vote on any question at a meeting of stockholders shall be a stock vote and by ballot. Unless otherwise provided by the law of Delaware or the Certificate of Incorporation, all elections shall be decided by plurality of the votes cast and any other corporate action to be taken shall be decided by a majority of the votes cast.

        SECTION 7. Order of Business. At all meetings of the stockholders, the order of business shall be as follows:

        (a)  call to order;

        (b) election of a chairman and the appointment of a secretary, if necessary;

        (c) presentation of proofs of the due calling of the meeting, the certificate of the secretary or affidavit of other person who mailed the notice being conclusive of service in that mode;

        (d)  presentation and examination of proxies;

        (e)  reading and settlement of the minutes of the previous meeting;

        (f)  reports of officers and committees;

        (g)  if the annual meeting, the election of directors;

        (h)  unfinished business;

        (i)  new business; and

        (j)  adjournment.


   ARTICLE IV

   DIRECTORS

        SECTION 1. Number and Election. Except for the initial board of directors, the board of directors shall consist of a number which shall be not less than five nor more than that number as may be fixed from time to time by resolution of the board. Except for the initial board of directors or pursuant to an appropriate plan of merger, directors shall be elected by the stockholders, voting as separate classes if required by the Certificate of Incorporation, at the annual meeting. If by resolution of the board, the number of directors shall be increased at a time between annual meetings, the additional directors may be elected by the vote of a majority of the directors in office at the time of such increase.

        SECTION 2. Term of Office. Except for the initial board of directors, the directors of the corporation shall continue in their positions until the annual meeting of the stockholders succeeding their appointment or election, and thereafter until their respective successors shall have been duly elected and qualified. In the event of a decrease in the number of directors, the board shall designate, subject to the provisions of Article 4, paragraph (A)(2)(d) of the Certificate of Incorporation, the position or positions thereby vacated and the holder of each such position shall cease to be a director on the effective date of such decrease. A director may be removed at any time, with or without cause, upon the affirmative vote of a majority of the stock of the corporation entitled to vote upon such removal in accordance with Article 4, paragraph (A)(2)(b) of the Certificate of Incorporation.

        SECTION 3. Vacancies. A resignation from the board of directors shall be deemed to take effect upon its receipt by the secretary unless some other time shall be specified therein. Any vacancy in the board may be filled by the vote of a majority of the remaining directors although less than a quorum.

        SECTION 4. Election of Officers. At its first meeting in each year after the annual meeting of the stockholders, the board of directors shall elect a chairman of the board, a chief executive officer, a president, a treasurer, a secretary, and a controller of the corporation.

        SECTION 5. Regular Meetings. Regular meetings of the board of directors shall be held at least four times each year on such dates as the board may designate from time to time.

        SECTION 6. Special Meetings. Special meetings of the board of directors shall be called by the secretary and held at the request of the chairman of the board, the chief executive officer, the president or of any two of the directors.

        (a) Action Without Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings.

        (b) Meeting by Telephone. Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        SECTION 7. Notice of Meetings. The secretary shall give notice of each meeting of the board of directors, whether regular or special, to each member of the board by mail or telegraph to his last known post office address. Such notice shall be given by mailing the same three days before the meeting or by telegram sent two days before the meeting.

        SECTION 8. Quorum. Four directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, regardless of the number of directors then in office. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board, except when otherwise expressly required by the law of Delaware, the Certificate of Incorporation or these By-Laws.

        SECTION 9. Place of Meeting. The board of directors may hold its meetings at such place or places within or without the State of Delaware as the board may from time to time determine.

        SECTION 10. Compensation. By resolution or resolutions of the board, any director may be allowed a fixed sum or sums for attendance at each regular or special meeting of either or both the board and any standing or special committee of which such director may be a member, or a stated amount or amounts for his services as either or both a director and such committee member, and either his expenses of attending each such meeting or a fixed sum or sums to reimburse such director for his expenses of rendering such services, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation or commissions therefor.

        SECTION 11. Inspection of Books. The board of directors shall, subject to the Certificate of Incorporation and to the law of Delaware, determine the conditions and regulations under which the books and accounts of the corporation or any of them shall be opened to the inspection of stockholders of the corporation.

   ARTICLE V

   BOARD COMMITTEES

        SECTION 1. Executive Committee. The board of directors may, by a majority vote of the whole board, designate three or more of their number to constitute an executive committee, one of whom shall be designated by the board to be chairman of the executive committee and all of whom shall hold office for one year and until their respective successors shall be designated, which committee shall, between sessions of the board and so far as may be permitted by law, have all the powers of the board of directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The taking of any action by the executive committee shall be conclusive evidence that the board of directors was not at the time of such action in session. The secretary or a member of the executive committee shall keep minutes of its proceedings, and all such proceedings shall be from time to time reported to the board of directors, and shall be subject to revision or alteration by the board provided that no rights of third persons shall be affected by such revision or alteration. A majority of the executive committee shall constitute a quorum at any meeting. The executive committee may take action without a meeting on the written approval of such action by a majority of the committee. A majority of the directors may fill vacancies in the executive committee.

        SECTION 2. Finance Committee. The board of directors may, by a majority vote of the whole board, designate three or more of their number to constitute a finance committee, one of whom shall be designated by the board to be chairman of the finance committee and all of whom shall hold office for one year and until their respective successors shall be designated. The finance committee shall investigate, analyze and consider the current and future financial condition and financial results of the operations of the corporation and all general and particular financial policies and problems of the corporation, and from time to time upon the determination of such committee, or upon the request of the board or the executive committee, shall make such recommendations to the board and to the executive committee as the finance committee shall deem necessary or advisable with respect to the adoption, alteration or discontinuance of such policies and the solution of such problems. The finance committee also shall perform, so far as permitted by law, such other duties as may be assigned to the committee from time to time by the board of directors or the executive committee. The secretary or a member of the finance committee shall keep minutes of its proceedings, and all such proceedings shall be reported from time to time to the board of directors, and shall be subject to revision or alteration by the board provided that no rights of third persons shall be affected by such revision or alteration. A majority of the finance committee shall constitute a quorum at any meeting. The finance committee may take action without a meeting on the written approval of such action by the majority of such committee. A majority of the directors may fill vacancies in the finance committee.

        SECTION 3. Other Committees. The board of directors may, by a majority vote of the whole board, designate two or more of their members to constitute any other special committees. Such committees shall have such power which may include all the powers of the board of directors between sessions of the board, as shall be provided by the board of directors' resolutions establishing the committee. The members of such committee shall hold office for one year and until their respective successors shall be designated or such other period as may be provided in the board of directors' resolutions establishing the committee. One-half or more of the members of such committee shall constitute a quorum at any meeting. Such committee may take actions without a meeting on the written approval of such actions by the majority of such committee.

   ARTICLE VI

   OFFICERS

        SECTION 1. Officers. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, a treasurer, a secretary and a controller, who shall be elected, as hereinabove provided in Section 4 of Article IV, to serve for one year unless removed by the board of directors as hereinafter provided and until their respective successors are elected and qualified; and such other officers as the board from time to time may elect or appoint pursuant to this Article VI. Except for the initial board of directors, the chairman of the board, the chief executive officer, and the president shall always be members of the board of directors. One or more vice presidents may be elected from time to time as determined by the board of directors, which may also appoint one or more assistant secretaries and one or more assistant treasurers and such subordinate officers and agents of the corporation as the board from time to time may determine. Any two or more of such offices may be held by the same person, except those of chairman of the board and vice president; chief executive officer and vice president; and chief executive officer or president and secretary.

        SECTION 2. Chairman of the Board. The chairman of the board shall preside at all meetings of stockholders, unless the stockholders shall appoint a chairman (who may be chairman of the board), and the chairman of the board shall also preside at all meetings of the board of directors. During the absence or disability of the chief executive officer, the chairman of the board shall exercise all the powers and discharge all the duties of the chief executive officer.

        SECTION 3. Chief Executive Officer. The chief executive officer shall be responsible, under the direction of the board of directors, for the supervision, control and conduct of all of the business and affairs of the corporation. During the absence or disability of the chairman of the board, he shall preside at all meetings of stockholders and at all meetings of the board of directors, unless the stockholders or the board of directors, respectively, shall appoint a chairman (who may be the chief executive officer). During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president. The chief executive officer shall always be designated a member of all standing committees of the board of directors.

        SECTION 4. President. The president shall have immediate charge of and shall conduct the operations of the corporation, under the supervision of the chief executive officer; and shall perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer. During the absence or disability of the chairman of the board and of the chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chairman of the board and the chief executive officer, respectively, as hereinabove provided in Sections 2 and 3 of this Article VI.

        SECTION 5. Vice Presidents. Any vice presidents elected by the board of directors shall have such titles and powers and perform such duties under the supervision of the chief executive officer or the president, or both, as may be assigned to such respective vice presidents by the board of directors pursuant to these By-Laws.

        SECTION 6. Treasurer. The treasurer shall have the custody of the funds and securities of the corporation which may come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositories as the board of directors may from time to time designate. He shall submit to the annual meeting of stockholders a statement of the financial condition of the corporation and, whenever thereunto required by the board of directors or the executive committee, shall make and render a statement of his accounts and such other statement as may be required. He shall keep in books of the corporation full and accurate account of all moneys received and paid by him for account of the corporation. He shall perform such other duties as may be from time to time assigned to him by the board of directors.

        SECTION 7. Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and of the stockholders, unless another person be appointed for those respective purposes by the directors or stockholders, and also, unless another person be appointed for that purpose by the executive committee, the minutes of the executive committee, in books provided for that purpose. He shall give or cause to be given all notices required by these By-Laws or by resolution of the board of directors. He shall have charge of the stock certificate book, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any director; he shall have custody of the seal of the corporation; and he shall in general perform all the duties usually incident to the office of secretary, subject to the control of the board of directors.

        SECTION 8. Controller. A controller elected by the board of directors shall be the chief accounting officer of the corporation. He shall be responsible to the board of directors for the maintenance of adequate accounting procedures and records of the corporation, for internal audit of all financial and business records and all receipts and disbursements of the corporation, and for the preparation of financial statements and reports on the operation of the business. He shall be responsible to the president with respect to the administration of his office and shall perform such other duties as may from time to time be assigned to him by the president or the board of directors. At the request of and subject to the direction of the treasurer, the controller shall prepare or have prepared any financial statement or statements which the treasurer may be required by law or these By-Laws to submit from time to time to the stockholders or to any stockholder.

        SECTION 9. Assistant Officers. The assistant secretary or secretaries and the assistant treasurer or treasurers shall perform the duties of the secretary and of the treasurer, respectively, in the absence of those officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the board of directors.

        SECTION 10. Removal. Any person elected or appointed to office by the board of directors may be removed at any time by the board of directors, with or without cause.

   ARTICLE VII

   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        SECTION 1.  Mandatory Indemnification.

        (A) Subject to the conditions and limitations of this Article VII and the corporation's Certificate of Incorporation, the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law, and whether formal or informal (collectively, "action(s)") by reason of his status as, or the fact that he is or was or has agreed to become, a director or officer (collectively, "executive(s)") of the corporation or of an affiliate, and as to acts performed in the course of the executive's duty to the corporation or to an affiliate, against:

             (i) expenses, fees, costs and charges, including, without limitation, attorneys' fees and disbursements (collectively, "expenses") reasonably incurred by or on behalf of the executive in connection with any action (including, without limitation, in connection with the investigation, defense, settlement or appeal of such action), no matter by whom brought, including, without limitation, actions brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder (collectively, "securities law action(s)"); provided, that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

                  (a) the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation,

                  (b) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful, and

                  (c) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and it stockholders;

             (ii) subject to the restrictions of Section 1(C) of this Article VII, amounts incurred by the executive in settlement of any action, no matter by whom brought, including, without limitation, securities law actions; provided, that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

                  (a) such settlement was not in the best interests of the corporation and its stockholders,

                  (b) the amount incurred by the executive in such settlement was unreasonable (to a material extent) in light of all of the circumstances of such action,

                  (c) the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation, and

                  (d) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders; and

             (iii)     subject to the restrictions of Section 1(C) of this
        Article VII, judgments, fines, penalties or other amounts incurred by the executive pursuant to an adjudication of liability in connection with any action, including, without limitation, securities law actions; provided, that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

                  (a) the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation,

                  (b) with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders, and

                  (c) with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful and that he otherwise did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders.

        (B) To the extent the executive has been successful on the merits or otherwise in connection with any action referred to in Section 1(A) of this Article VII, no matter by whom brought (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the executive does not pay, incur or assume any material liability), or in connection with any claim, issue or matter therein, he shall be indemnified by the corporation against expenses reasonably incurred by or on behalf of him in connection therewith. The corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII) to the executive (or to such other person or entity as the executive may designate in writing to the corporation) upon the executive's written request therefor without regard to the provisions of Section 2 of this Article VII.

        (C) Notwithstanding the provisions of Sections 1(A)(ii) and 1A(iii), no indemnification shall be made to the executive by the corporation for monetary damages incurred by the executive pursuant to an action brought by or in the right of the corporation to procure a judgment in its favor (sometimes hereinafter referred to as "derivative action(s)") or an action brought by a stockholder of the corporation if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought:

             (i) the executive breached his duty of loyalty to the corporation or its stockholders;

             (ii) the executive committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law;

             (iii) the executive engaged in any willful or negligent conduct in paying dividends or repurchasing stock of the corporation out of other than lawfully available funds; or

             (iv) the executive derived an improper personal benefit from any transaction, unless such improper personal benefit is determined to be immaterial in light of all of the circumstances of such action.

        (D) If the executive is or was serving as an executive, trustee, fiduciary, employee or agent of an employee benefit plan sponsored by or otherwise associated with the corporation and incurs expenses or amounts in settlement, judgments, fines, penalties or other amounts, including, without limitation, any excise tax or penalty assessed with respect to the employee benefit plan by reason of an action having been brought, or having been threatened, against such executive because of his status as such an executive, trustee, fiduciary, employee or agent of such plan, the corporation shall indemnify and hold harmless the executive against any and all of such reasonable amounts; provided, it is not determined pursuant to Section 2 of this Article VII that the executive's conduct with respect to such employee benefit plan was for a purpose he did not reasonably believe to be in the interests of the participants in and beneficiaries of such plan.

        SECTION 2.  Right to Indemnification; How Determined.

        (A) Except as otherwise set forth in this Section 2, any indemnification to be provided to the executive by the corporation under
   Section 1 of this Article VII upon the final disposition or conclusion of an action (or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall be paid by the corporation (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article
   VII) to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within sixty days after the receipt of executive's written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision(s) of this Article VII pursuant to which such claim is being made.

        Notwithstanding the foregoing, the payment of the requested amounts may be denied by the corporation if (i) the board of directors of the corporation by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the corporation and its stockholders and would contravene the terms and conditions of this
   Article VII; or (ii) a majority of the directors of the corporation are a party in interest to such action. In either of such events, the board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the executive has met the applicable standard(s) of conduct set forth in Section 1 of this Article VII and, therefore, whether indemnification is proper pursuant to this Article VII.

        Such independent determination shall be made by a panel of three arbitrators in Milwaukee, Wisconsin, or, at the option of the executive, in Wilmington, Delaware, in accordance with the rules then prevailing of the American Arbitration Association, or, at the option of the executive, by an independent legal counsel mutually selected by the board and the executive (such panel of arbitrators and/or independent legal counsel being hereinafter referred to as the "authority").

        In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

        If a panel of arbitrators is to be employed, one of such arbitrators shall be selected by the board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the board), the second by the executive and the third by the previous two arbitrators.

        The authority shall make a determination within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(C) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten days of receipt of such opinion.

        (B) The executive may, either before or within two years after a determination, if any, has been made by the authority, petition any court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Article VII. Such court shall thereupon have the exclusive power to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

        The court shall made an independent determination of whether the executive is entitled to indemnification as provided under this Article VII, irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

        If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, unless otherwise ordered by such court, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(C) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten days of the rendering of such determination.

        The executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this Section 2(B), unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the corporation as authorized in this agreement. All expenses incurred by the executive in connection with any subsequent appeal of the judicial determination provided for in this Section 2(B) shall be paid by the executive regardless of the disposition of such appeal.

        (C) Except as otherwise set forth in this Section 2, the expenses associated with the indemnification process set forth in this Section 2, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the corporation.

        SECTION 3. Termination of an Action is Nonconclusive. The termination of any action, no matter by whom brought, including, without limitation, securities law actions, by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in Section 1 of this Article VII.

        SECTION 4.  Advance Payment.

        (A) Expenses reasonably incurred by or on behalf of the executive in connection with any action (or claim, issue or matter associated with such action), no matter by whom brought, including, without limitation, securities law actions shall be paid by the corporation to the executive (or to such other person or entity as the executive may designate in writing to the corporation) in advance of the final disposition or conclusion of such action (or claim, issue or matter associated with such action) upon the receipt of executive's written request therefor; provided, the following conditions are satisfied:

             (i) the executive has first requested an advance of such expenses in writing (and delivered a copy of such request to the corporation) from the insurance carrier(s), to whom a claim has been reported under an insurance policy purchased by the corporation, if any, as provided under Section 8 of this Article VII and each such insurance carrier has declined to make such an advance;

             (ii) the executive furnishes to the corporation an executed written certificate affirming his good faith belief that he has met the applicable standard(s) of conduct set forth in Section 1 of this
        Article VII; and

             (iii) the executive furnishes to the corporation an executed written agreement to repay any advances made under this Section 4 if it is ultimately determined that he is not entitled to be indemnified by the corporation for such amounts pursuant to this Article VII.

        (B) If the corporation makes an advance of expenses to the executive pursuant to this Section 4, the corporation shall be subrogated to every right of recovery the executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose.

        SECTION 5.  Partial Indemnification; Interest.

        (A)  If it is determined by the authority pursuant to Section 2 this
   Article VII, or by the court before which such action was brought, that the executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, including, without limitation, securities law actions, the authority (or the court) shall authorize the reasonable proration of such expenses, judgments, penalties, fines and/or amounts incurred in settlement with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such action.

        (B) If it is determined by the authority pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that certain amounts incurred by the executive, are for whatever reason unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such action.

        (C) To the extent deemed appropriate by the authority, or by the court before which such action was brought, interest shall be paid by the corporation to the executive, at a reasonable interest rate, for amounts for which the corporation indemnifies the executive.

        SECTION 6. Limitation of Derivative Actions and Release of Derivative Claims. No derivative action shall be brought and no cause of derivative action shall be asserted against the executive, his spouse, heirs, executors or administrators after the expiration of two years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the corporation and/or of an affiliate and any claim or cause of derivative action of the corporation shall be extinguished and deemed released unless asserted by the filing of an appropriate derivative action within such two-year period.

        The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the corporation and its stockholders.

        SECTION 7. Nonexclusivity of Agreement. The right to indemnification and advancement of expenses provided to the executive by this Article VII shall not be deemed exclusive of any other rights to which the executive may be entitled under any charter provision, by-law, agreement, resolution, vote of stockholders or disinterested directors of the corporation or otherwise, including, without limitation, under Delaware General Corporation Law Section 145 as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the corporation or of an affiliate, or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Article VII shall continue as to the executive if he ceases to be an executive or other employee or agent of the corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

        SECTION 8.  Insurance.

        (A) The corporation may purchase and maintain insurance on behalf of the executive against any liability asserted against him or incurred by or on behalf of him in such capacity as an executive or other employee or agent of the corporation or of an affiliate, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII or under Delaware General Corporation Law Section 145 as it may then be in effect.

        The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation or the executive under this Article VII and the adoption of this Article VII by the corporation shall not in any way limit or affect the rights and obligations of the corporation or of the other party or parties thereto under any such policy or agreement of insurance.

        (B) If the executive shall receive payment from any insurance carrier or from the plaintiff in any action against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Article VII, the executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to the executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the executive hereunder.

        In addition, upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to the executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation.

        SECTION 9. Witness Expenses. Upon the executive's written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the executive in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

        SECTION 10.  Contribution.

        (A) If the indemnity provided for in Section 1 of this Article VII is unavailable to the executive for any reason whatsoever, the corporation in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for judgments, fines, penalties, amounts incurred in settlement and/or for expenses in connection with any action, no matter by whom brought, including without limitation, securities law actions, in such proportion as deemed fair and reasonable by the authority pursuant to Section 2 of this Article VII, or by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect (i) the relative benefits received by the corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative fault of the corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

        (B) The executive shall not be entitled to contribution from the corporation under this Section 10 if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation or otherwise violated the provisions of Section 1(C) of this Article VII.

        (C) The corporation's payment of, and the executive's right to, contribution under this Section 10 shall be made and determined in accordance with Section 2 of this Article VII relating to the corporation's payment of, and the executive's right to, indemnification.

        SECTION 11. Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify the executive as to expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, including securities law actions, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted by the Delaware General Corporation Law as it may then be in effect.

        SECTION 12. Amendment and Modification. This Article VII has been adopted by the affirmative vote of not less than two-thirds of the stockholders of the corporation entitled to vote therefor and may only be altered, amended or repealed by the affirmative vote of not less than two-thirds of the stockholders of the corporation so entitled to vote; provided, however, that such stockholder authorization shall not be required in the event such alteration or amendment:

             (i) is made in order to conform to any amendment or revision of the Delaware General Corporation Law which expands an executive's rights to indemnification thereunder or is otherwise beneficial to the executive, or

             (ii) in the sole judgment and discretion of the board of directors of the corporation, does not materially adversely affect the rights and protections of the stockholders of the corporation.

   ARTICLE VIII

   SIGNATURES

        SECTION 1. Negotiable Instruments. All checks, drafts, notes and other obligations of the corporation shall be signed by an officer, or by any person or persons authorized by the board of directors. The signature of any officer and the corporate seal may be a facsimile, engraved or printed if authorized by the board of directors.

        SECTION 2. Stock Transfers. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to-wit: the chairman of the board, the chief executive officer, the president, a vice president, the treasurer, and the secretary; or by any one thereof and an assistant secretary or an assistant treasurer; or by any person or persons thereunto authorized by the board of directors.

        SECTION 3. Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the corporation, may be executed in the name and on behalf of the corporation by the chairman of the board, the chief executive officer, the president, a vice president or the secretary; and any such officer may, in the name and on behalf of the corporation, take all such action, as such officer may deem advisable, to vote in person or by proxy at any meeting of the security holders of any corporation in which this corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, this corporation might have exercised and possessed if present. The board of directors, by resolution, from time to time may confer like powers upon any other person or persons.

   ARTICLE IX

   WAIVER OF NOTICE

        Whenever, under the provisions of these By-Laws or of any law of Delaware, the stockholders, directors or committees are authorized to hold any meeting after notice, or after lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice.

   ARTICLE X

   AMENDMENTS

        Subject to the law of Delaware, the certificate of incorporation and except as otherwise set forth in these By-Laws, the board of directors may amend these By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.